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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 26, 2002

                            METROCALL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                             0-21924                         54-1215634
            --------                             -------                         ----------
(State or other jurisdiction of          (Commission File Number)     (I.R.S. Employer Identification
        incorporation )                                                             No.)

6677 Richmond Highway, Alexandria, Virginia (Address                    22306
----------------------------------------------------                  ----------
               of principal executive                                 (Zip Code)
                      offices)

       Registrant's telephone number, including area code: (703) 660-6677


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Item 3.   Bankruptcy or Receivership

Introduction

         On September 26, 2002 (the "Confirmation Date"), the United States Bankruptcy Court for the District of Delaware (the "Court") entered an order dated September 25, 2002 (the "Confirmation Order"), confirming the Second Amended Joint Plan of Reorganization dated as of July 18, 2002, as further amended (the "Plan"), filed by Metrocall (f/k/a Metrocall, Inc.) and certain of its subsidiaries under Chapter 11 of the U.S. Bankruptcy Code. A copy of the Confirmation Order (including the Plan but excluding Plan exhibits) is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The plan of reorganization became effective on October 8, 2002 (the "Effective Date").

         Set forth below is a summary of the material terms of the plan of reorganization. Also set forth below is a brief description of Metrocall's outstanding equity interests as of the Effective Date, and information regarding the assets and liabilities of Metrocall as of the latest practicable date. The information set forth below is qualified in its entirety by reference to the Confirmation Order, and to the following additional documents, each of which is incorporated by reference herein:

                  (i) Second Amended Joint Plan of Reorganization dated July 18, 2002, filed as Exhibit 99.2 to Metrocall's Quarterly Report on Form 10-Q dated August 19, 2002; and

                  (ii) Disclosure Statement for Debtors' Second Amended Joint Plan of Reorganization, dated July 18, 2002, filed as
                  Exhibit 99.3 to Metrocall's Quarterly Report on Form 10-Q dated August 19, 2002.

         Capitalized terms used in this report but not defined herein shall have the same meanings as in the Plan.

Treatment of Claims and Interests under the Plan

         Under the Plan, allowed claims of Metrocall's Senior Lenders arising from and related to Metrocall's existing credit facility pursuant to the Fifth Amended and Restated Loan Agreement dated March 17, 2000, as amended, will receive, in satisfaction of their allowed claims, a pro rata share of (i) the new $60 million Senior Secured Term Note from OpCo. maturing March 31, 2004,
(ii) the new $20 million of Secured PIK Notes from HoldCo. maturing December 31, 2004, (iii) 420,000 shares of the New Common Stock issued by HoldCo., equivalent to 42% of the total New Common Stock (subject to ratable dilution of up to 7% for stock options which may be issued under the New Stock Option Plan (iv) a cash distribution equal to all unpaid fees of the Senior Lenders' Administrative Agent and (v) 5.3 million shares of the Preferred Stock, representing $53 million of the Initial Liquidation Preference. Under the Plan Senior Lenders constitute "Metrocall Class 2 Senior Lender Claims".

         Under the Plan secured creditors of Metrocall other than the Senior Lenders and the secured claims of GECC shall be paid in full, in cash in accordance with the terms of their respective agreements with Metrocall or otherwise on the Effective Date of the Plan or Metrocall shall surrender any collateral to the respective secured creditors in full satisfaction of any such claims. The claims of other secured creditors constitute "Metrocall Class 3 Other Secured Claims" under the Plan.

         The Plan also provides that until a final order has been entered adjudicating the GECC Adversary Proceeding, Metrocall at its option, may either (a) deposit amounts equal to the monthly payments due to GECC under the GECC Master Lease into a segregated account holding cash that will not be considered Unrestricted Cash available for payment of the Senior Secured Note or the Senior Secured PIK Note, or (b) make no payments with respect to amounts due under the GECC Master Lease, provided that within 10 business days after entry of a GECC Final Order, the Debtors make any and all cash payments required by such GECC Final Order through such date. The holders of allowed GECC secured claims, if any, will receive, in full satisfaction, settlement, release and discharge of their claims, the allowed amount in thirty

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six (36) equal monthly installments, payable on the first day of each month commencing with the first full month following the Effective Date, with interest payable in arrears on the first day of each month on the unpaid principal balance of such claim at a rate of 10% per annum. Holders shall retain any properly perfected, pre-Petition Date lien or security interest securing the GECC claim.

          The Plan further provides that the allowed claims of the (1) Noteholders and (2) holders of other allowed general unsecured claims against Metrocall, Inc. will be satisfied through pro rata distributions of (i) 580,000 shares, representing 58%, of the newly-issued New Common Stock of HoldCo. (subject to ratable dilution of up to 7% for stock options which may be issued under the New Stock Option Plan) and (ii) 500,000 shares, representing $5 million of the $60 million total Initial Liquidation Preference of New Preferred Stock to be issued by HoldCo. Under the Plan such Noteholders and other holders of general unsecured claims constitute "MCall Class 4 General Unsecured Claims". All holders of general unsecured claims against the Metrocall subsidiaries, the "Subsidiary Class 4 General Unsecured Claims", shall receive payment in cash (without post-petition interest) of the full principal amount of their allowed claims.

         The Plan also provides for a "convenience class" which shall include those holders of general unsecured claims against Metrocall, Inc. in an amount of $1,000 or less (excluding any claims arising out of partial assignment of a claim) or holders of claims in excess of $1,000 which irrevocably elect on a ballot soliciting votes to accept a Plan to reduce their respective unsecured claim to the amount of $1,000 or less or shall be treated as "convenience claims" and in lieu of the distribution above shall receive a distribution equal to 40% of their allowed convenience claim in cash on the Effective Date. Such claims constitute "MCall Class 5 Convenience Claims" under the Plan.

         Under the Plan, the intercompany claims, held against or between any of the respective Debtor entities, whether held between the Debtors or affiliates of Metrocall that have not filed Chapter 11 shall not receive any distribution on account of such intercompany claims. All such claims shall either be waived or contributed as capital to the applicable Debtor and discharged.

         The holders of interests including all existing common stock and preferred stock of Metrocall, Inc., together with all rights therein and to acquire shares of such stock shall receive no distribution under the Plan and shall be terminated and cancelled upon the Effective Date. The interests in stock of Metrocall, Inc. constitute "MCall Class 7 Equity Interests". All remaining ownership interests in the Metrocall subsidiaries, whether in stock, partnership or other membership interests shall be retained by such holders of such interests and constitute "Subsidiary Class 7 Equity Interests".

Metrocall's Board of Directors

         The Plan provides that as of the Effective Date, the Board of Directors of Metrocall is comprised of seven directors as follows:

     -   four directors selected by the Senior Lenders;

     -   one director selected by the Noteholders;

     - one director mutually selected by the Senior Lenders and the Noteholders; and

     -   one director who shall be the Chief Executive Officer of Metrocall.

         As of the Effective Date of the Plan, Metrocall's Board of Directors is comprised of the following:

     -   William L. Collins, III, the Chief Executive Officer of Metrocall,

     -   Steven D. Scheiwe, selected by the Noteholders

     - Eugene I. Davis, Nicholas A. Gallopo, David J. Leonard, Brian O'Reilly, all selected by the Senior Lenders; and

     -   Royce Yudkoff, mutually selected by the Noteholders and the Senior
         Lenders.

         The Plan further provides that the initial Board of Directors of the reorganized company will serve until the first annual meeting of the holders of common stock. Thereafter, the Board of Directors will be

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elected in accordance with the company's Amended and Restated Certificate of
Incorporation and Amended and Restated Bylaws and applicable law.

Metrocall's New Capital Structure and Equity Ownership

         On the Effective Date, Metrocall's certificate of incorporation and bylaws were amended and restated. As of the Effective Date, the authorized capital stock of Metrocall consists of 1,200,000 shares of new Metrocall common stock, par value $0.01 per share, and 8,500,000 shares of new Metrocall Series A preferred stock, par value $0.01 per share. As of the Effective Date, no shares of common stock or preferred stock were outstanding, The following shares of stock will be reserved for issuance:

(i) pursuant to the Plan, 5,300,000 shares of preferred stock and 420,000 shares of common stock will be issued as soon as practicable after the Effective Date to the Senior Lenders;

(ii) pursuant to the Plan, 500,000 shares of preferred stock and 580,000 shares of common stock are to be issued to the Noteholders and other general unsecured creditors;

(iii) pursuant to the Plan, 200,000 shares of preferred stock will be issued as soon as practicable after the Effective Date to certain executive officers of Metrocall; and

(iv) up to 70,000 shares of common stock are reserved for issuance pursuant to the new stock option plan.

         Metrocall's amended and restated certificate of incorporation provides that during the two-year period following the initial distribution of the preferred stock and the common stock, no person is permitted to transfer any stock of Metrocall without the prior written consent of the Chief Financial Officer of Metrocall , and any such purported transfer will be void ab initio, if (x) the purported transferee would be a Significant Stockholder after giving effect to such transfer or (y) prior to giving effect to such transfer, the purported transferor is a Significant Stockholder. For purposes of the foregoing, (i) "transfer" means any sale, transfer, gift or assignment of any stock of Metrocall, or the granting or issuance of an option or other right to acquire any stock of Metrocall, or any other action that would cause any person to be treated as the owner of any share of the stock of Metrocall as to which such person was not previously treated as the owner, and (ii) a person shall be treated as the owner of any share of stock of Metrocall if such person directly or indirectly owns such share or is otherwise treated as the owner of such share under Section 382 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Treasury Regulations thereunder, including Section 382(1)(3) of the Internal Revenue Code and
Section 1.382-2T(h) of the Treasury Regulations thereunder.

         During the two-year period following the initial distribution of the preferred stock and the common stock, Metrocall and its transfer agent will not record any transfer of any of stock of the Corporation unless it or its transfer agent has received either (A) a certificate from the purported transferee to the effect that such transferee would not be a Significant Stockholder after giving effect to the purported transfer and a certificate from the purported transferor to the effect that it is not a Significant Stockholder prior to giving effect to such purported transfer or (B) a certificate of the Corporation's Chief Financial Officer consenting to such a transfer. The Chief Financial Officer of Metrocall is required to provide such certificate upon ten (10) business days' prior written notice if he determines that the purported transfer could not reasonably be determined to result in an "ownership change" with respect to Metrocall under Section 382 of the Internal Revenue Code determined as if the reference to "50 percentage points" in
Section 382(g)(1) of the Internal Revenue Code was changed to a reference to "45 percentage points."

         For purposes of determining whether these requirements are applicable to any transfer, "Significant Stockholder" shall mean any person that is the beneficial owner, directly or indirectly, of five percent or more of any class of the outstanding capital stock of Metrocall.


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Financial Information

         As of August 31, 2002, Metrocall's estimated assets and liabilities on a historical consolidated cost basis were approximately $183.0 million and $49.0 million respectively, with an additional $897.0 million liabilities subject to resolution including the $133.0 million outstanding under its senior credit facility. Effective as of the Effective Date, we adopted the provisions of "fresh start accounting," which requires us to restate all assets and liabilities to their fair values based upon the provisions of the plan of reorganization. We have not yet determined the impact of fresh start accounting on our historical consolidated financial statements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.


Exhibit No.       Description
-----------       -----------
99.1              Order Confirming Debtors' Joint Plan of Reorganization,
                  excluding Exhibits other than the Plan.
99.2              Press Release dated September 25, 2002
99.3              Press Release dated October 9, 2002






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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     METROCALL HOLDINGS, INC.

                                     By: /s/ Vincent D. Kelly
                                        --------------------------------------
                                     Name:  Vincent D. Kelly
                                     Title: Executive Vice President, Chief
                                            Operating Officer, Chief Financial
                                            Officer, Treasurer and Secretary

Dated: October 11, 2002




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                                  EXHIBIT INDEX

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
Exhibit No.                Description
-----------                -----------
99.1                       Order Confirming Debtors' Joint Plan of Reorganization,
                           excluding Exhibits other than the Plan
99.2                       Press Release dated September 26, 2002
99.3                       Press Release dated October 9, 2002